SCHEDULE 14A INFORMATION
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CAMCO FINANCIAL CORPORATION
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
INCUMBENT DIRECTORS
BOARD MEETINGS, COMMITTEES AND COMPENSATION
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
OWNERSHIP OF CAMCO SHARES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PERSON TRANSACTIONS
AUDIT COMMITTEE REPORT
CHANGE IN AUDITORS
SELECTION OF AUDITORS
AUDIT FEES
PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD

CAMCO FINANCIAL CORPORATION
6901 Glenn Highway
Cambridge, Ohio 43725
(740) 435-2020
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
     The 2007 Annual Meeting of Stockholders of Camco Financial Corporation (“Camco”) will be held at Camco’s Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on April 24, 2007, at 3:00 p.m., local time (the “Annual Meeting”), for the following purposes:
1.	To elect four directors of Camco for terms expiring in 2010; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only Camco stockholders of record at the close of business on March 13, 2007, will be entitled to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying proxy statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. Giving a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

/s/ D. Edward Rugg

March 16, 2007	D. Edward Rugg, Secretary

CAMCO FINANCIAL CORPORATION
6901 Glenn Highway
Cambridge, Ohio 43725
(740) 435-2020
PROXY STATEMENT
PROXIES
     The Board of Directors of Camco Financial Corporation (“Camco”) is soliciting proxies in the form accompanying this Proxy Statement for use at the 2007 Annual Meeting of Stockholders of Camco to be held at Camco’s Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on April 24, 2007, at 3:00 p.m., local time, and at any adjournments thereof (the “Annual Meeting”). Only stockholders of record as of the close of business on March 13, 2007 (the “Voting Record Date”), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share owned. As of the Voting Record Date, there were 7,463,056 votes entitled to be cast at the Annual Meeting.
     Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted FOR the reelection of Terry A. Feick, Edward D. Goodyear, Susan J. Insley and J. Timothy Young as directors of Camco for terms expiring in 2010.
     The directors, officers and other employees of Camco may solicit proxies in person or by telephone, email or mail only for use at the Annual Meeting. The cost of soliciting proxies will be borne by Camco. Proxies may be revoked by (a) delivering a written notice expressly revoking the proxy to the Secretary of Camco at the above address prior to the Annual Meeting, (b) delivering a later dated proxy to Camco at the above address prior to the Annual Meeting, or (c) attending the Annual Meeting and voting in person.
     This Proxy Statement is first being mailed to stockholders of Camco on or about March 22, 2007.
ELECTION OF DIRECTORS
     The Board of Directors proposes the reelection of the following persons to terms that will expire in 2010:

			Director
Name	Age	Position(s) held	Since
Terry A. Feick	57	Director	2000
Edward D. Goodyear	59	Director	2006
Susan J. Insley	61	Lead Director	2002
J. Timothy Young	60	Director	2005
     Terry A. Feick retired as the Superintendent of Schools for the Washington Court House City Schools in December 2001, a position he had held since 1991.

     Edward D. Goodyear is treasurer of Agricultural Lands, Inc. and the Dispatch Printing Company, publisher of the Columbus Dispatch, positions he has held since 1999.
     Susan J. Insley retired as the Executive Vice President and Principal of Cochran Group Inc., Columbus, Ohio, in December 2005, a position she had held since 1996.
     J. Timothy Young, a certified financial planner, is the Senior Vice President of Hamilton Capital Management, Inc, Columbus, Ohio, a position he has held since 2003. From 2000 to 2003, Mr. Young was self-employed as an attorney and consultant representing individuals and businesses.
     Under Delaware law and Camco’s Bylaws, the four nominees receiving the greatest number of votes will be elected as directors. Abstentions, shares not voted by brokers, and votes withheld are not counted toward the election of directors.
     In accordance with Section 3.13 of the Bylaws, nominees for election as directors may be proposed only by the directors or by a stockholder. Camco’s Corporate Governance and Nominating Committee recommended to Camco’s Board of Directors this year’s director nominees. The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. However, the Committee retains the right to modify these minimum qualifications from time to time. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director’s overall service to Camco during his or her term, including the number of meetings attended, level of participation, quality of performance and any transactions of such director with Camco during his or her term. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws, the rules and regulations of the SEC, the rules of the National Association of Securities Dealers and the advice of counsel, if necessary. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates.
     The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, provided that the stockholder is entitled to vote for directors and has submitted a written nomination to the Secretary of Camco by the 60th day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors. Each written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been owned. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a stockholder.
     Camco has not implemented a formal policy regarding director attendance at the annual meeting of stockholders. Typically, the Board of Directors holds a meeting immediately prior to the annual meeting of stockholders, which results in most directors being able to attend the annual meeting. In 2006, all directors except Susan J. Insley attended the annual meeting of stockholders.

INCUMBENT DIRECTORS
     The following directors will continue to serve after the Annual Meeting for the terms indicated:

			Director	Term
Name	Age	Position(s) held	Since	Expires
Carson K. Miller	61	Director	2002	2008
Jeffrey T. Tucker	49	Director	1987	2008
Richard C. Baylor	52	Chairman of the Board	2001	2009
		President
		Chief Executive Officer
		Chief Operating Officer
Robert C. Dix, Jr.	67	Director	1994	2009
Paul D. Leake	65	Director	1996	2009
Douglas F. Mock	51	Director	2005	2009
     Carson K. Miller is the owner of Marietta Rare Coins & Collectibles, an internet-based business. Dr. Miller retired in 2002 as the President of Washington State Community College in Marietta, Ohio, a position he had held since 1985.
     Jeffrey T. Tucker is a Certified Public Accountant and a partner in the accounting firm of Tucker & Tucker, Cambridge, Ohio, a position he has held since 1984.
     Richard C. Baylor was named Chairman of the Board on November 10, 2006. He has been Camco’s President since January 1, 2000, and Chief Executive Officer since January 1, 2001. He has been Camco’s Chief Operating Officer since October 21, 1998. From October 21, 1998 until January 1, 2000, Mr. Baylor was the Executive Vice President of Camco. From August 1989 to June 1998, Mr. Baylor was employed as a Vice President of Lending by State Savings Bank, Columbus, Ohio. Mr. Baylor also serves as a director of the Federal Home Loan Bank of Cincinnati.
     Robert C. Dix, Jr. is Publisher of The Daily Jeffersonian, Cambridge, Ohio, and is one of the five principals of the group known as Dix Communication. Mr. Dix has been chairman of Dix Communications since 2005 and president of Dix Communications since 1993.
     Paul D. Leake retired in June 2001 as the President and Chief Executive Officer of First Bank for Savings, a position he had held since 1976.
     Douglas F. Mock is president of Mock Woodworking Co., Zanesville, Ohio, a position he has held since 1986.
BOARD MEETINGS, COMMITTEES AND COMPENSATION
     The Board of Directors of Camco met four times for regularly scheduled meetings during the year ended December 31, 2006. Each director attended at least 75% of the aggregate of the total number of the Board of Directors’ meetings and the total number of meetings held by committees on which such director served during 2006. The Board has determined that each director is independent under Rule 4200(a)(15) of Nasdaq’s listing standards, except Mr. Baylor.

     The Board of Directors of Camco has a Compensation Committee whose 2006 members were Ms. Insley and Messrs. Feick and Mock. The 2007 Committee members are Messrs. Feick, Mock, Miller, and Ms. Insley. The responsibilities of the Compensation Committee are discussed in the Compensation Discussion and Analysis below. The Compensation Committee operates pursuant to a written charter, which is posted on the “Charters and Policies” page of Advantage Bank’s website at www.advantagebank.com/site/camco_investor.html. The Compensation Committee met five times during 2006.
     The Board of Directors of Camco has an Audit and Risk Management Committee whose 2006 members were Messrs. Tucker, Dix, Goodyear, Miller and Young. The 2007 members are Messrs. Tucker, Dix, Young, and Goodyear. The Board of Directors has determined that Mr. Tucker and Mr. Goodyear qualify as a financial expert. The Audit Committee’s responsibilities include selecting an independent accounting firm to audit Camco and its subsidiaries, overseeing the audit, and evaluating the accounting firm’s performance. A more detailed description of the Audit Committee’s functions is set forth in its charter, which is posted on the “Charters and Policies” page of Advantage Bank’s website at www.advantagebank.com/site/camco_investor.html. The Audit and Risk Management Committee met 14 times during 2006.
     The Board of Directors of Camco has a Corporate Governance and Nominating Committee whose 2006 members were Ms. Insley and Messrs. Speck (retired 1/23/07), Dix and Feick. The 2007 members are Ms. Insley, Messrs. Dix, Feick, and Young. The Corporate Governance and Nominating Committee provides a forum for independent directors to address issues of corporate governance, including the selection of nominees for director, guide the Board in managing its affairs and operating in a manner that best serves the stockholders. The Corporate Governance and Nominating Committee operates pursuant to a written charter, which is posted on the “Charters and Policies” page of Advantage Bank’s website at www.advantagebank.com/site/camco_investor.html. The Corporate Governance and Nominating Committee met four times during 2006.
     The Board of Directors of Camco has an Executive Committee whose 2006 members were Messrs. Larry Caldwell (retired 11/11/06), Baylor, Feick and Tucker and Ms. Insley. The members for 2007 are Messrs. Baylor, Feick, Tucker, and Ms. Insley. The Executive Committee provides a forum for exercising the power and authority of the Board of Directors when the Board is not in session, subject to certain limitations. The Executive Committee did not meet during 2006.

2006 Director Compensation Table
     During 2006, each non-employee director of Camco received a retainer of $5,000 per year for service on the Board of Camco and $1,250 for each Board meeting attended, with one paid absence per year. Each director of Camco is also a director of Advantage Bank. Each non-employee director received a retainer of $6,000 per year for service on the Board of Advantage Bank and $500 per Board meeting attended, with one paid absence per year. In addition, non-employee directors received a fee of $300 for each scheduled committee meeting attended. The chair of each committee received an additional fee of $200 or $300 per meeting. Per meeting fees are not paid for telephonic meetings.
     Directors received equity awards based upon Camco’s achievement of certain performance measures. The performance measures and calculations are described under “Compensation Discussion and Analysis – Equity-Based Incentives. The maximum equity award potential for non-employee directors is equal to 100% of the retainers and Board per meeting fees, which for 2006 totaled $22,000. As a result, directors received option awards based upon the following calculation: $22,000 x 100% x 10.36% = $2,278.24. The number of options to be awarded was then calculated as follows: $2,278.24/ $12.31, which was the fair market value on the date of grant.
     The total compensation paid to each director, other than Mr. Baylor, is set forth in the table below:

	Fees Earned Or	Option	Total
Name	Paid in Cash(1)	Awards(2)	($)
Larry A. Caldwell (Insider) (3)	$0.00	$0.00	$0.00
Robert Dix	25,300	222	25,522
Terry Feick	25,500	222	25,722
Susan Insley	26,200	222	26,422
Paul Leake	23,200	222	23,422
Carson Miller	23,750	222	23,972
Doug Mock	24,400	222	24,622
Samuel Speck (4)	23,500	222	23,722
Jeffrey Tucker	26,800	222	27,022
Tim Young	23,800	222	24,022
Ed Goodyear	14,900 (5)	222	15,122

(1)	Each of the directors contributed all retainer fees received to the Director Deferred Compensation Plan. These deferred fees were as follows: Mr. Dix — $25,300; Messrs. Feick, Leake, Miller, Speck, Tucker, Young and Ms. Insley — $11,000; Mr. Mock — $24,400; Mr. Goodyear — $5,500. Deferred fees are invested in Camco stock that is purchased and held by the Director Deferred Compensation Plan.

(2)	Camco granted stock options to directors on January 23, 2007 that were earned based on Camco’s 2006 performance. The options were granted under the 1995 Camco Stock Option Plan and were immediately exercisable. Each of the directors received 185 nonqualified stock options at an exercise price of $12.31. The values in the table represent the compensation cost of those awards in accordance with FAS 123R. Assumptions used in the calculation of these amounts are discussed in Note A, Item 11 “Stock Option Plans” to Camco’s audited financial statements for the fiscal year ended December 31, 2006, which are included in Camco’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(3)	Retired November 11, 2006

(4)	Retired January 23, 2007

(5)	Include $3,000 for participation on the London Advisory Board prior to joining Camco’s Board.

EXECUTIVE OFFICERS
     The following information is supplied for certain executive officers of Camco and Advantage Bank who do not serve on Camco’s Board of Directors.
     D. Edward Rugg, 52 years, has served as the Secretary of Camco since January 2001 and as the Executive Vice President and Chief Operating Officer of Advantage Bank since May 2001. Mr. Rugg was President and Chief Executive Officer of Cambridge Savings Bank from January 1996 until May 2001. Mr. Rugg joined Camco in 1976.
     Mark A. Severson, 53 years, has served as the Treasurer and Chief Financial Officer of Camco and Chief Financial Officer and Senior Vice President of Advantage Bank since November 2001. From May 1990 to May 2001, Mr. Severson was a Senior Vice President and Chief Financial Officer of FCNB Corp., Frederick, Maryland.
     David S. Caldwell, 44 years, has served as the Senior Vice President in charge of retail banking and financial services of Advantage Bank since December 2001. From July 2001 through December 2001, Mr. Caldwell served as Division President of the Cambridge Division of Advantage Bank. Mr. Caldwell joined Camco in September 2000 as President and Chief Executive Officer of Westwood Homestead Savings Bank in Cincinnati, Ohio. Prior to joining Camco, Mr. Caldwell served for three years as a Senior Vice President of Central Carolina Bank & Trust, Durham, North Carolina. Mr. Caldwell is the son of Larry A. Caldwell, former Chairman.
     Edward A. Wright, 45 years, has served as the Senior Vice President in charge of operations of Advantage Bank since December 2001. Previously, Mr. Wright served as the Vice President of Operations at Advantage Bank from July 2001 until December 2001. Mr. Wright joined Cambridge Savings Bank in 1984 and served as Vice President and Chief Operating Officer of Cambridge Savings Bank from 1994 until July 2001.
COMPENSATION DISCUSSION AND ANALYSIS
     This Compensation Discussion and Analysis (“CD&A”) describes Camco’s compensation philosophy and policies for 2006 that applied to Camco’s Named Executive Officers (as defined in the Summary Compensation Table below). The CD&A explains the structure and rationale associated with each material element of the Named Executive Officers’ total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the CD&A.
COMPENSATION PHILOSOPHY AND OBJECTIVES
     The overall objective of the executive compensation program is to provide competitive levels of compensation that will attract and retain qualified executives and reward individual performance, initiative and achievement, while enhancing overall corporate performance and stockholder value. The program is designed to align senior management compensation with the goals of the Camco business plan by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:
1.	Align the interests of management with the interests of the stockholders;

2.	Retain key personnel critical to Camco’s long-term success;

3.	Emphasize formula-based components, such as incentive plans, in order to better focus management efforts in its execution of the business plan;

4.	Clearly motivate management by maintaining pay for performance as an integral component of the overall compensation program by utilizing incentive plans that emphasize corporate success; and

5.	Maintain a corporate environment which encourages stability and a long-term focus for both Camco and its management.
SETTING EXECUTIVE COMPENSATION
Compensation Committee
     The Compensation Committee recommends the Chief Executive Officer’s annual compensation to the Board, which is responsible for approving all forms of compensation provided to the Chief Executive Officer. Additionally, the Compensation Committee is responsible for determining all compensation of the other Named Executive Officers which is approved by the Board based upon recommendations of the Chief Executive Officer. The Compensation Committee’s other responsibilities include recommending the compensation to be paid to directors of Camco and its subsidiaries each year. Each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NASDAQ, is a “nonemployee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.
Consultants and Benchmarking
     The Compensation Committee has historically engaged a compensation consultant to provide input on executive compensation issues. In 2005, the Compensation Committee retained Clark Consulting, a compensation consulting company specialized in the banking industry, to assist with a compensation review for the top five officer positions; this review was used as reference information for 2006 officer compensation decisions.
     Camco utilized information from the America’s Community Bankers and Ohio Bankers League compensation surveys in setting salary and cash incentive compensation for 2006. In addition, the compensation study prepared in 2005 by Clark Consulting was used as reference information. The Clark Consulting study provided total compensation information for 20 peer banks that were similar in size and geographic location to Camco. These peer banks are listed below:

2005 PEER GROUP
Company Name (Ticker)		Company Name (Ticker)
Citizens First Bancorp, Inc.	CTZN	Summit Financial Group, Inc.	SMMF
Main Street Trust, Inc.	MSTI	Peoples Community Bancorp, Inc.	PCBI
S.Y. Bancorp, Inc.	SYI	Bank of Kentucky Financial Corp.	BKYF
First Defiance Financial Corp.	FDEF	QCR Holdings, Inc.	QCRH
Oak Hill Financial, Inc.	OAKF	First Mid-Illinois Bancshares, Inc.	FMBH
Mercantile Bancorp, Inc.	MBR	Farmers National Banc Corp.	FMNB
EFC Bancorp, Inc.	EFC	First Citizens Banc Corp.	FCZA
HMN Financial, Inc.	HMNF	Firstbank Corporation	FBMI
German American Bancorp	GABC	LNB Bancorp, Inc.	LNBB
Horizon Bancorp	HBNC	PVF Capital Corp.	PVFC

Role of Executives in Compensation Committee Deliberations
     The Compensation Committee frequently requests the Chief Executive Officer to be present at Committee meetings to discuss Camco’s performance and the performance of individual executives. Occasionally, other executives may attend a Committee meeting to provide pertinent financial, business, operational or legal information. Executives in attendance may provide their insights and suggestions, but only independent Compensation Committee members may vote on decisions regarding executive compensation.
COMPENSATION FRAMEWORK
     Camco’s business consists primarily of the business of Advantage Bank. The financial results of Camco are primarily a function of Advantage Bank’s achievement of its goals as set forth in its business plan. Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees, and the communities in which Camco operates.
     Pay Components. Executive compensation consists of the following components:
•	base salary,

•	performance-based cash incentive plan,

•	performance-based equity compensation,

•	executive retirement benefits, and

•	other compensation, including perquisites.
     During 2006, Mr. Baylor and Mr. Severson each received 50% of their compensation from Advantage Bank and 50% from Camco. All other Named Executive Officers received all of their compensation from Advantage Bank. The Compensation Committee and Board of Directors met in December 2005 to establish salaries for 2006 and in January 2007 to award cash incentives and stock options for 2006 performance.
     Salary. Base salary forms the foundation of the compensation program as it represents income not at risk. The Committee believes that base salary should function as an anchor: large enough that the executive is comfortable remaining in Camco’s employ, but not so large as to conflict with the executive’s motivation to work diligently to increase stockholder value. An individual’s base salary is directly related to his or her position, job responsibilities, accountability, performance and past and potential contribution to Camco and its subsidiaries.

     At the end of 2005, Mr. Larry Caldwell who retired as Chairman of the Board in November 2006, conducted a performance evaluation of Mr. Baylor’s performance during the year, providing this information to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee provided this evaluation to the Compensation Committee and the full Board. Based upon this evaluation and the peer group and compensation surveys discussed above, the Compensation Committee provided a base salary recommendation for Mr. Baylor to the full Board of Directors. The Board then set Mr. Baylor’s 2006 base salary in executive session, without Mr. Baylor present.
     Performance evaluations for other Named Executive Officers are conducted by Mr. Baylor. The Compensation Committee meets with Mr. Baylor in December of each year to review these performance evaluations and discuss salary recommendations of the other Named Executive Officers. The Compensation Committee assesses each Named Executive Officer’s contribution to Camco, his or her skills and experience, and the on-going potential contribution of each Named Executive Officer. Adjustments to compensation for each Named Executive Officer are then made based upon the performance evaluations, corporate performance, and independent compensation surveys of officers in banks and other public companies, taking into account comparable asset bases and geographic locations. The compensation study prepared in 2005 by Clark Consulting includes rankings based on return on average equity, return on average assets, efficiency ratio, asset growth, net interest margin, EPS growth and total return on a company’s stock price, among other factors. Compensation data utilized for comparisons is generally annual cash compensation, including base salary, and most forms of cash incentive and annual incentive awards. The Compensation Committee’s determinations are presented to the full Board of Directors. The salaries of each Named Executive Officer are set forth in the Summary Compensation Table on page 16.
     On December 19, 2006, the Board approved Mr. Baylor’s salary and the Compensation Committee approved the salaries for the other Named Executive Officers to be effective January 1, 2007. The Compensation Committee and Board of Directors decided not to increase base salaries of the Named Executive Officers for 2007 due to Camco’s 2006 financial performance in a difficult economic environment.
     Annual Cash Incentive. Camco uses annual cash incentives to focus attention on current strategic priorities and drive achievement of short-term corporate objectives. Incentive plan awards for the Named Executive Officers are based on the achievement of corporate performance objectives which are established annually by Camco’s Compensation Committee and approved by the Board (excluding Mr. Baylor) at the beginning of each year. Additional discretionary incentive amounts may also be awarded under the cash incentive plan in recognition of other achievements, such as merger and acquisition activities, which are not part of the established performance objectives. For 2006, the cash incentive opportunity ranged from 0% to 50% of the Chief Executive Officer’s base salary and 0% to 35% of other executive officers’ base salaries, subject to the percentage of performance measurements achieved. The 2006 cash incentive awards were contingent on performance relative to the following ten goals:

Corporate Goals

	Annual Cash Incentive
	Goal Ranges
			Goal	Actual	Goal
Criteria	Threshold	Maximum	Weighting	Results	Result
Earnings Per Share	$0.910	$1.010	15%	$0.78	0.00%
Return on Average Tangible Equity (ROATE)	8.21%	9.07%	10%	6.98%	0.00%
Net Interest Margin	2.82%	2.95%	10%	2.94%	9.38%
Ratio of Non-Interest Income to Total Revenue	16.68%	18.44%	10%	14.40%	0.00%
Demand Deposit Account Growth ($ In Millions)	$3.8	$7.7	10%	$(.9)	0.00%
Net Retail Deposit Growth ($ In Millions)	$17.2	$34.3	5%	$5.1	0.00%
Loan Production Volume
a) Commercial ($ In Millions)	$105.00	$129.00	5%	$74.5	0.00%
b) Consumer ($ In Millions)	$85.00	$105.00	5%	$88.9	0.97%
c) Residential ($ In Millions)	$163.00	$199.00	5%	$111.0	0.00%
Efficiency Ratio	68.71%	63.76%	10%	71.27%	0.00%
Non-Performing Assets as a % of Average Assets	1.25%	0.90%	10%	2.06%	0.00%
Stock Price	$14.43	$17.22	5%	$12.75	0.00%

TOTAL			100%		10.36%

A cash award is paid only if Camco’s actual performance results exceed the threshold annual incentive goals.
     After evaluating Camco’s 2006 results, the Compensation Committee determined that the annual incentive objectives for 2006 were achieved at the 10.36% level. The cash incentive award for each Named Executive Officer was calculated as follows:
Base Salary X Goal Results % X Maximum Incentive Potential % = $ Cash Incentive Award
     The table below shows the maximum cash incentive award opportunities as a percentage of salary, as well as each executive’s actual award paid.

		Maximum	Actual Cash
	Maximum Incentive	Potential	Incentive Award
Executive	Award Potential	Incentive Award	Paid
Mr. Baylor	50%	$131,250	$13,592
Mr. Rugg	35%	$61,670	$6,386
Mr. Severson	30%	$48,840	$5,058
Mr. Caldwell	30%	$43,230	$4,477
Mr. Wright	30%	$38,100	$3,945
     Equity-Based Incentives. Camco uses equity awards to focus attention on strategic priorities and drive achievement of corporate objectives. This element of the executive compensation program is designed to align the interests of the executive with corporate stockholder objectives since the price performance of Camco’s common stock directly affects the value of these long-term awards. Stock options are awarded based upon the achievement of performance measures. Camco does not have a formal written policy guiding the timing of equity grants. However, stock options are typically granted near the end of January each year based on the prior year’s performance. All options are issued at fair market value, have a term of ten years, and vest at a rate determined by the Compensation Committee.
     The performance goals used to determine option awards are the same as those used for awarding cash incentives. For 2006, grants were determined by the Compensation Committee in January 2007 based upon Camco’s goal result achievement at the 10.36% level as described above. Mr. Baylor’s stock options were immediately vested and exercisable. This decision was made based on an assessment of Section 280G of the Internal Revenue Code’s impact on Mr. Baylor and Camco. Stock options awarded to the other Named Executive Officers vested 20% immediately and 20% in each of the following four years. Each of the Named Executive Officers has a potential stock option award ranging from 0% to a maximum of between 100% and 200% of the officer’s base salary. The value of the options to be awarded are calculated as follows:
Base Salary X Maximum Award Potential % X Goal Result % = $ Value of Option Award
     Then, to determine the number of shares underlying each option granted, the dollar value of the option award is divided by the fair market value of Camco’s stock on the date of grant. The following table shows the maximum option incentive award opportunities as a percentage of salary, as well as the actual awards granted as a percentage of salary and as the number of shares underlying options.

		Actual Award
	Maximum
	Award	Percent of	Number of Shares
Executive	Potential	Salary	Underlying Options
Mr. Baylor	200%	20.72%	4,587
Mr. Rugg	150%	15.54%	2,216
Mr. Severson	100%	10.36%	1,365
Mr. Caldwell	100%	10.36%	1,208
Mr. Wright	100%	10.36%	1,064
     Camco desires to motivate and reward executives relative to driving superior future performance, so Camco does not currently consider prior stock compensation gains as a factor in determining future compensation levels.
     401(k) Salary Savings Plan/Profit Sharing. An employee is eligible to make elective deferrals and receive matching contributions of a portion of the first 5% of the deferral immediately upon hire. Camco matches 100% of the first 3% of each employee’s deferral and 50% of the next 2% of the employee’s deferral. Camco also provides a retirement profit sharing contribution to eligible employees’ 401(k) Salary Savings Plan accounts. Each employee of Camco who has contributed one year of service or at least 1,000 hours will be eligible to receive a retirement profit sharing contribution to his or her 401(k) plan account according to the following vesting schedule:

Years of Full-Time
Employment	Percent Vested
1 year	0%
2 years	20%
3 years	40%
4 years	60%
5 years	80%
6 years	100%
     The retirement profit sharing contribution is based on Camco’s return on average equity (ROAE) ratio for the calendar year. Profit sharing contributions are made into employee 401(k) accounts in any year in which the ROAE is 10% or more. For plan years in which the ROAE is 10% or more, the following contribution schedule shall be followed:

% of Annual Salary
ROAE	Contributed to Profit Sharing
10% to 10.99%	1%
11% to 11.99%	2%
12% to 12.99%	3%
13% to 13.99%	4%
14% to 14.99%	5%
15% to 15.99%	6%
16% to 16.99%	7%
17% to 17.99%	8%
18% to 18.99%	9%
19% to 19.99%	10%
20% to 21%	11% (cap)
     The profit sharing contribution is invested as follows: 50% in Camco common stock and 50% in funds selected by the employee.
     Profit sharing contributions were not made to employee accounts for 2006 because Camco’s ROAE was 6.49%.
     Executive Retirement Benefits. Advantage Bank has entered into Salary Continuation Agreements with each of the Named Executive Officers. These Agreements provide that upon termination of employment after the executive reaches age 65, he will receive a monthly payment for 15 years. Two of the Named Executive Officers, Mr. Rugg and Mr. Wright, are also participants in the 1996 Salary Continuation Plan. This Plan provides for 180 monthly payments following their retirement at age 65. See the Termination and Change in Control Payments discussion on page 22.
     Each of the Named Executive Officers also has entered into an Executive Deferred Compensation Agreement. Under these agreements, the executive may elect to defer annually a stated maximum amount of his salary until a specified date or until he is no longer employed by Camco. See the Non-qualified Deferred Compensation Table below for further information regarding these agreements.
     Other Compensation. The Named Executive Officers participate in Camco’s broad-based employee welfare benefit plans, such as medical, dental, disability and term life insurance programs.

     Due to the geographic distance between Camco’s office locations, Camco determined it would be beneficial to provide certain Named Executive Officers either a company car or a car allowance. Camco provides a company car for Messrs. Baylor, Rugg, and Wright. Camco provides a car allowance to Mr. Caldwell. Camco pays for country club dues for all Named Executive Officers and in addition, a social club membership for Mr. Baylor.
     Flexible payment universal life insurance policies, which are carried on the books of Camco as tax-free earning assets and provide Camco with cost recovery of the benefit provided, have been purchased on the lives of certain employees, including the Named Executive Officers. Upon the death of a Named Executive Officer, a beneficiary named by the executive will receive two times the executive’s base salary for the 12 months preceding the month in which the executive dies, up to a maximum of $300,000. The current death benefit for the Named Executive Officers is as follows: Messrs. Baylor, Rugg, and Severson- $300,000; Mr. Caldwell — $288,200; and Mr. Wright — $254,000.
Adjustment or Recovery of Awards
     Camco has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act does provide some ability to recover incentive awards in certain circumstances. If Camco is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse Camco for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of Camco during those 12 months.
Tax and Accounting Considerations
     Camco takes into account tax and accounting implications in the design of its compensation programs. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised 2004), Camco must expense the grant-date fair value of share-based grants. The grant-date value is amortized and expensed over the service period or vesting period of the grant.
     Section 162(m) of the Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to the chief executive officer and four most highly compensated executive officers of a corporation in a taxable year. All of the compensation Camco paid in 2006 to the Named Executive Officers is expected to be deductible under Section 162(m). The Committee retains the flexibility, however, to pay non-deductible compensation if it believes doing so is in the best interests of Camco.
Director Ownership Requirements
     In accordance with Section 3.13 of Camco’s Bylaws, each director must acquire at least 1,000 shares of Camco stock during his or her first year of service on the Board. The Bylaws also state that each director who has served on the Board of Directors for at least five years should, at a minimum, own 5,000 shares of Camco stock or have invested $75,000 in Camco stock, and maintain this minimum investment throughout his or her service on the Board.

COMPENSATION COMMITTEE REPORT
     In performing its oversight role, the Compensation Committee has considered and discussed the Compensation Discussion and Analysis above (CD&A) with executive management. On March 7, 2007, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.
     Respectfully submitted by the 2006 members of the Compensation Committee of the Board of Directors:
Terry Feick (Chair)
Susan Insley
Douglas Mock
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
     The following table sets forth the compensation paid to Messrs. Baylor and Severson and the other three most highly compensated executive officers of Camco who received total compensation in excess of $100,000 for services rendered to Camco and its subsidiaries (the “Named Executive Officers”):

					Change in
					Pension
					Value
					and
				Non-Equity	Nonqualified
				Incentive	Deferred	All
			Option	Plan	Compensation	Other
Name & Principal		Salary	Awards	Compensation	Earnings	Comp.	Total
Position	Year	($)	(1)($)	(2)($)	(3)($)	(4)($)	($)
Richard C. Baylor President, CEO, COO	2006	$262,500	$48,197	$13,592	$128,132	$14,750	$467,172

Mark A. Severson CFO, Treasurer	2006	$162,800	$9,921	$5,058	$68,393	$9,671	$255,843

D. Edward Rugg Secretary, EVP and COO of Advantage Bank	2006	$176,200	$13,212	$6,386	$39,497	$10,128	$245,423

David S. Caldwell SVP Retail Banking of Advantage Bank	2006	$144,100	$7,310	$4,477	$21,907	$16,051	$193,845

Edward A. Wright SVP Operations of Advantage Bank	2006	$127,000	$6,328	$3,945	$11,013	$8,710	$156,997

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of awards pursuant to the stock option plans and, thus, include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are discussed in Note A, Item 11 “Stock Option Plans” to Camco’s audited financial statements for the fiscal year ended December 31, 2006, which are included in Camco’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

(2)	The values represent the annual incentive earned in fiscal 2006 and paid in early 2007 under the terms of the annual cash incentive plan.

(3)	Camco has Salary Continuation Agreements with Messrs. Baylor, Severson, Rugg, Caldwell and Wright. Camco has additional Salary Continuation Agreements with Messrs. Rugg and Wright. The amounts listed reflect the 2006 change in the actuarial present value of the accumulated benefits under these agreements.

(4)	The amounts listed include the following benefits and perquisites.

All Other Compensation
				Car	Split Dollar Life
	401(k) Match	Car Allowance	Club Dues	Personal Use (W2)	Insurance	Total
Richard C. Baylor	$8,913		$2,415	$3,129	$294	$14,750
Mark A. Severson	6,112		2,716	0	843	9,671
D. Edward Rugg	6,821		2,716	291	300	10,128
David S. Caldwell	5,359	$7,800	2,716	0	176	16,051
Edward A. Wright	4,580		2,716	1,269	145	8,710
     Camco has an employment agreement with Mr. Baylor and Change of Control Agreements with each of Messrs. Severson, Rugg, Caldwell and Wright. The material terms of these agreements are described in detail under the heading “Employment and Change of Control Agreements” on page 21.
2006 Grants of Plan Based Awards

		Estimated Possible	Estimated Possible	Exercise
		Payouts Under	Payouts Under	or Base	Closing
		Non-Equity Incentive	Equity Incentive	Price of	Market	Grant Date
		Plan Awards	Plan Awards	Option	Price on	Fair Value of
	Grant	Maximum	Maximum	Awards	Grant	Option
Name	Date	(1)($)	(2)(#)	(3)($/Sh)	Date ($)	Awards
Richard C. Baylor	2/1/2006	$131,250	42,510	$14.16	$14.19	$36,639
Mark A. Severson	2/1/2006	48,840	13,182	14.10	14.19	11,124
D. Edward Rugg	2/1/2006	61,670	21,401	14.10	14.19	17,955
David S. Caldwell	2/1/2006	43,230	11,668	14.10	14.19	9,864
Edward A. Wright	2/1/2006	38,000	10,283	14.10	14.19	8,327

(1)	The amounts represent the 2006 potential maximum awards of executives under the annual cash incentive plan. Under the annual cash incentive plan, threshold awards are $0.

(2)	The equity incentive plan compensation amounts represent the 2006 maximum awards for the executives under the long-term incentive program. Under this plan, threshold awards would be 0 shares.

(3)	Camco granted stock options to Mr. Richard C. Baylor under The Westwood Homestead Corporation 1997 Stock Option Plan, which defines “fair market value” as the average of the highest and lowest selling price on the date of grant. Of the total options granted to Mr. Baylor, 2,031 were incentive options granted to reach the $100,000 maximum fair value for incentive stock options. The balance of Mr. Baylor’s grants were non-qualified options. Stock options awarded to the other Named Executive

Officers were granted pursuant to the Camco 2002 Equity Incentive Plan. The 2002 Plan provides that the fair market value of awards is determined on the date of grant using the mean between close bid and close ask. All of these awards were incentive stock options.
Outstanding Equity Awards at December 31, 2006

	Option Awards
		Number
	Number	Of Securities
	Of Securities	Underlying
	Underlying Unexercised	Unexercised	Option Exercise
	Options	Options	Price	Option Expiration	100% Vesting
Name	(#) Exercisable	(#) Unexercisable	($)	Date	Date (1)
Richard C. Baylor	13,448	3,362	$16.13	01/21/13	01/22/07
	3,025	2,017	$17.17	01/27/14	01/27/08
	15,752		$16.51	01/27/15	01/27/05	*
	17,615		$14.16	02/01/16	02/01/06	*

David S. Caldwell	2,500		$9.75	09/28/10	09/28/00	*
	2,500		$11.36	11/20/11	11/20/01	*
	3,880	971	$16.13	01/22/13	01/22/07
	855	571	$17.17	01/27/14	01/27/08
	1,240	1,860	$16.51	01/27/15	01/27/09
	939	3,758	$14.10	02/01/16	02/01/10

D. Edward Rugg	2,834		$14.65	11/23/08	11/24/98	*
	6,992	1,749	$16.13	01/22/13	01/22/07
	1,566	1,044	$17.17	01/27/14	01/27/08
	2,216	3,324	$16.51	01/27/15	01/27/09
	1,710	6,840	$14.10	02/01/16	02/01/10

Edward A. Wright	2,100		$14.65	11/23/08	11/24/98	*
	3,128	782	$16.13	01/22/13	01/22/07
	700	467	$17.17	01/27/14	01/27/08
	1,240	1,860	$16.51	01/27/15	01/27/09
	793	3,172	$14.10	02/01/16	02/01/10

Mark A. Severson	3,000		$11.36	11/20/11	11/20/01	*
	2,000		$16.13	01/22/13	01/22/06	**
	4,332	1,084	$16.13	01/22/13	01/22/07
	970	647	$17.17	01/27/14	01/27/08
	1,373	2,060	$16.51	01/27/15	01/27/09
	1,059	4,238	$14.10	02/01/16	02/01/10

*	Options were immediately exercisable on grant date.

**	These options were subject to three year service vesting beginning one year after the date of grant as part of his employment agreement.

(1)	Unless otherwise noted, all grants are subject to four year service vesting (20% immediately, and 20% each of the following four years). Unlike the other Named Executive Officers, grants made to Mr. Baylor in 2005 and 2006 vested 100% immediately; the decision to immediately vest Mr. Baylor’s grants was based on an Internal Service Revenue Code 280G assessment and analysis.

2006 Pension Benefits Table

		Present Value Of
		Accumulated
		Benefit
Name	Plan Name	($)
Richard C. Baylor	2002 Salary Continuation Agreement	541,461
Mark A. Severson	2002 Salary Continuation Agreement	290,304
D. Edward Rugg	2002 Salary Continuation Agreement	135,577
	1996 Salary Continuation Agreement	44,365
David S. Caldwell	2002 Salary Continuation Agreement	87,182
Edward A. Wright	2002 Salary Continuation Agreement	33,927
	1996 Salary Continuation Agreement	18,742
     Under the 2002 Salary Continuation Agreements, upon termination of employment after the Named Executive Officer reaches age 65, such Named Executive Officer will receive the following annual amounts, divided into 12 monthly payments, for 15 years: Mr. Baylor — $410,100; Mr. Rugg - $98,300; Mr. Severson — $197,400; Mr. Caldwell — $140,900; and Mr. Wright — $50,800. The normal retirement age is defined as age 65. The program also incorporates a ten year vesting schedule and includes provisions for early termination, termination for cause, disability, death, and change in control. Refer to the post-termination narrative for more detail. The present value of the accumulated benefit for each officer is the accrual balance as of 12-31-2006. The accrual balance is determined using a discount rate of 8%.
     Under the 1996 Salary Continuation Agreements, upon termination of employment after Mr. Rugg and Mr. Wright reach age 65, these officers will receive the following annual amounts, divided into 12 monthly payments, for 15 years: Mr. Rugg — $20,500; Wright — $15,800. The normal retirement age is defined as age 65. The program also includes provisions for early retirement, termination for cause, disability, death, and change in control. If the participant retires after age 55 or after having completed 15 years of full-time service, and before age 65, the 1996 Salary Continuation Plan provides for a reduced benefit with payment starting at age 65. The early retirement benefit would be divided into 12 monthly payments, annually for 15 years: Mr. Rugg — $13,711; Mr. Wright $9,358. Both officers are currently eligible for this benefit. The present value of the accumulated benefit for each officer is the accrual balance as of 12-31-2006. The accrual balance is determined using a discount rate of 7.5%.
2006 Non-qualified Deferred Compensation Table

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in Last	Balance at Last
Name	Last Fiscal Year	Fiscal Year	Fiscal Year
Richard C. Baylor	$30,000	$9,502	$146,083
Mark A. Severson	10,000	3,585	54,438
D. Edward Rugg	30,000	11,680	165,700
David S. Caldwell	25,000	7,839	111,654
Edward A. Wright	12,500	3,145	49,688
     Each of the Named Executive Officers has entered into an Executive Deferred Compensation Agreement under which he may elect to defer annually a stated maximum amount of his salary and cash incentives until a specified date or until he is no longer employed by Camco. The maximum annual amount of deferral permitted is as follows: $30,000- Messrs. Baylor, Severson and Rugg; $25,000- Mr. Caldwell;

and $12,500- Mr. Wright. The interest accrued in 2006 on each Named Executive Officer’s individual plan account balance is disclosed in the Aggregate Earnings column above. Interest is credited on the deferral amounts at an annual rate equal to 75% of Camco’s return on equity rate for the preceding year, not to exceed a return on equity of 20%. The actual rate of return for 2006 was 7.30%. Camco does not make any contributions to the executives’ deferred accounts and no withdrawals or distributions have been made from these accounts.
EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
     Camco has an employment agreement with Richard C. Baylor for a term ending December 31, 2009. The agreement provides for a base salary of not less than $262,500 and a performance review not less often than annually, at which time the Board of Directors may extend the term of the agreement. The agreement also provides for the inclusion of Mr. Baylor in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and provides for vacation and sick leave.
     Mr. Baylor’s employment is terminable by Camco at any time. In the event of termination by Camco other than for just cause or in connection with a “change of control,” as defined in the agreement, Mr. Baylor will be entitled to (i) a continuation of salary payments for the remainder of the term of his agreement and (ii) a continuation of health, life and disability insurance benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur — the end of the term of the agreement or the date Mr. Baylor becomes employed full-time by another employer. In lieu of monthly payments, Mr. Baylor may choose to receive a lump sum payment equal to the present value of the payments using a discount rate of 5% per annum.
     The agreement also contains provisions with respect to the occurrence within one year after a “change of control” of the termination of Mr. Baylor’s employment for any reason other than just cause. In the event of any such occurrence, Mr. Baylor will be entitled to payment of an amount equal to three times his average annual compensation for the five taxable years immediately preceding the termination of employment. In addition, Mr. Baylor is entitled to continued coverage under all health, life and disability benefit plans until the earlier of the end of the term of the agreement or the date on which Mr. Baylor is included in another employer’s benefit plans as a full-time employee. Mr. Baylor is entitled to all directors’ fees he would have earned if he had remained a director for a period of 36 months.
     Camco has change of control agreements with Messrs. Rugg, Severson, Caldwell, and Wright. Each agreement is for a term of one year with an expiration date of January 31, 2008, and provides for annual performance reviews by the Board of Directors, at which time the Board of Directors may extend the agreement for an additional one-year period. The agreements provide for an annual salary effective January 1, 2007 as follows: Mr. Rugg-$176,200, Mr. Severson — $162,800, Mr. Caldwell — $144,100, and Mr. Wright — $127,000. Each agreement provides that if the officer is terminated by Camco or its successors for any reason other than just cause, within six months prior to a change of control, as defined in the agreement, or within one year after a change of control, Camco will pay (1) the officer an amount equal to two times the amount of his annual compensation and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of his termination or (ii) the date the officer is included in another employer’s benefit plans. “Annual compensation” is defined in the agreements as base salary. The officer will also be entitled to the above payments if he voluntarily terminates his employment within twelve months following a change of control if (1) the capacity or circumstances in which the officer is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary; (2) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement.
     The Salary Continuation Agreements for Messrs. Baylor, Rugg, Severson, Caldwell, and Wright discussed above under the “2006 Pension Benefits Table” have noncompete provisions. These noncompete provisions would not apply following a change of control. In the event of Termination of Employment (meaning that the executive ceases to be employed by Camco for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by Camco), Camco shall not pay any benefits under the Salary Continuation Agreements if the executive engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, or trustee, any enterprise conducted within a 50 mile radius of the location of any facility of which Camco conducts its business, which enterprise is, or may be deemed be, competitive with any business carried on by Camco as of the date of termination of the executive’s employment or retirement.
     The discussion and tables below reflect the amount of compensation that would be paid to each of the Named Executive Officers in the specified event of termination of such executive’s employment. The amounts shown are estimates and assume a termination date of December 31, 2006. Amounts do not include compensation and benefits available generally to all of Camco’s salaried employees on a non-discriminatory basis.

		Camco Terminates		Camco Terminates
		Employment for		Employment for
		Any Reason Other		Any Reason Other	Voluntary
Compensation and/or Benefits	Early	Than Just Cause -		Than Just Cause -	Termination -
Payable Upon Termination	Termination	Without COC		After COC	After COC	Disability		Death
Richard C. Baylor
3 Times Average Annual Compensation	$0	$0		705,469	$0	$0		$0
Heath, Life, & Disability Benefits (36 months)	0	27,675		27,675	0	0		0
Directors Fees (36 months)	0	0		5,342	0	0		0
2002 Salary Continuation Plan Benefit[1]	311,283	0	[2]	0	311,293	311,293		3,827,925
3 Times Salary	0	731,090	[3]	0	0	0		0
Split Dollar Life Insurance Death Benefit	0	0		0	0	—	[4]	300,000
Intrinsic Value of Unvested Stock Options	0	0		0	0	0		0

TOTAL	$311,283	$758,766		$738,487	$311,293	$311,293		$4,127,925

(1)	The Salary Continuation Plan value under Early Termination is the present value of the benefit payment. For all other termination scenarios, incremental values are shown (i.e., the difference between the present value of the benefit less the vested amount under Early Termination).

(2)	Assumes the same benefit is paid under Early Termination.

(3)	Assumes the lump sum payment option is chosen. Amount is calculated using a discount rate of 5%, as specified in Mr. Baylor’s employment agreement.

(4)	Upon disability, after completing 15 years of service, the employee has the option to continue the split dollar life insurance policy.

			Camco Terminates
			Employment for Any
			Reason Other Than Just
	Early		Cause - Prior to or After
	Termination/		COC, Voluntary		Voluntary
Compensation and/or Benefits	Early		Termination for Good		Termination
Payable Upon Termination	Retirement		Reason – After a COC		- After COC		Disability		Death

David E. Rugg

2 Times Annual Salary & Heath Insurance	0		365,683		0		0		0
2002 Salary Continuation Plan Benefit[1]	155,889		0		0		0		836,269
1996 Salary Continuation Plan Benefit	67,554	[2]	0		0	[3]	0		139,356
Split Dollar Life Insurance Death Benefit	0		0		0		—	[4]	300,000
Intrinsic Value of Unvested Stock Options	0		0		0		0		0

TOTAL	223,443		365-683		0		0		1,275,625

Mark A. Severson

2 Times Annual Salary & Heath Insurance	0		342,184		0		0		0
2002 Salary Continuation Benefit[1]	134,411		94,198		201,611		201,611		1,857,981
Split Dollar Life Insurance Death Benefit	0		0		0		—	[4]	300,000
Intrinsic Value of Unvested Stock Options	0		0		0		0		0

TOTAL	134,411		436,382		201,611		201,611		2,157,981

David S. Caldwell

2 Times Annual Salary & Heath Insurance	0		301,571		0		0		0

2002 Salary Continuation Benefit[1]	40,100		60,145		60,145		60,145		1,382,027
Split Dollar Life Insurance Death Benefit	0		0		0		—	[4]	288,200
Intrinsic Value of Unvested Stock Options	0		0		0		0		0

TOTAL	40,100		361,716		60,145		60,145		1,670,227

Edward A. Wright

2 Times Annual Salary & Heath Insurance	0		267,300		0		0		0
2002 Salary Continuation Plan Benefit[1]	39,010		0	[2]	0		0		473,723
1996 Salary Continuation Plan Benefit	30,366	[3]	0		0	[3]	0		129,106
Split Dollar Life Insurance Death Benefit	0		0		0		—	[4]	254,000
Intrinsic Value of Unvested Stock Options	0		0		0		0		0

TOTAL	69,376		267,300		0		0		856,828

(1)	The Salary Continuation Plan value under Early Termination is the present value of the benefit payment. For all other termination scenarios, incremental values are shown (i.e., the difference between the present value of the benefit less the vested amount under Early Termination).

(2)	Early retirement benefit.

(3)	Benefit payable upon a change of control while the executive is in the active service of the Bank.

(4)	Upon disability, after completing 15 years of service, the employee shall have the option to continue the split dollar life insurance policy.
Early Termination / Early Retirement
     Under the 2002 Salary Continuation Agreements, the Named Executive Officers are eligible for an early termination benefit. Early termination is defined as the termination of employment (voluntary or involuntary) before normal retirement age (65) for reasons other than death, disability, termination for cause, or following a change of control. These Named Executive Officers will receive payments based on their vested accrual balance starting the month following termination for 15 years. Annual projected benefits under this plan include the following: Mr. Baylor-$30,841, Mr. Rugg-$15,445, Mr. Severson-$13,317, Mr. Caldwell-$3,973, and Mr. Wright-$3,865. Under the 1996 Salary Continuation

Agreements, Messrs. Rugg and Wright have early retirement benefits. Early retirement is defined as attaining age 55 or completing 15 years of service. These two Named Executive Officers will receive payments based on their vested accrual balances starting the month following age 65 for 15 years if they terminate employment after the early retirement date but before age 65 for reasons other than death or disability. Annual projected benefits under this plan include the following: Mr. Rugg-$13,711 and Mr. Wright-$9,358.
Camco Terminates Employment for Any Reason Other Than Just Cause — Without Change of Control (Mr. Baylor)
     As specified in Mr. Baylor’s employment agreement, in the event of termination by Camco other than for just cause and without a change of control, Mr. Baylor will be entitled to (i) a continuation of salary payments for the remainder of the term of his agreement and (ii) a continuation of health, life and disability insurance benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur — the end of the term of the agreement or the date Mr. Baylor becomes employed full-time by another employer (we assume payments would occur until the end of the term of the agreement or 36 months). For illustration purposes, in the table we assume an early termination benefit is paid under the 2002 Salary Continuation Agreement.
Camco Terminates Employment for Any Reason Other Than Just Cause — After Change of Control (Mr. Baylor)
     As specified in Mr. Baylor’s employment agreement, in the event of the termination of Mr. Baylor’s employment for any reason other than just cause within one year after a change of control, Mr. Baylor will be entitled to a payment equal to three times his average annual compensation as defined in Section 280G of the Internal Revenue Code. In addition, Mr. Baylor is entitled to continued coverage under all health, life and disability benefit plans until the earlier of the end of the term of the agreement or the date on which Mr. Baylor is included in another employer’s benefit plans as a full-time employee (we assume payments would occur until the end of the term of the agreement or 36 months). Mr. Baylor is entitled to all directors’ fees he would have earned if he had remained a director for a period of 36 months. As specified in the 2002 Salary Continuation Agreement, benefits are only payable to the extent they would not create excise tax under the excess parachute rules of Section 280G of the Internal Revenue Code (Section 280G). Under this provision, Mr. Baylor would only receive vested benefits under the plan and not accelerated payments relating to a change of control. Stock options granted under the Camco Financial Corporation 1995 Stock Option and Incentive Plan and the 2002 Equity Incentive Plan accelerate and become immediately exercisable in the event of a change in control. Mr. Baylor’s unvested stock options currently do not have any intrinsic value (because the grant price is greater than the 12-29-2006 stock price).
Camco Terminates Employment for Any Reason Other Than Just Cause — Prior to or After Change of Control, Voluntary Termination for Good Reason – After Change of Control
     As specified in the change of control agreements for Messrs. Rugg, Severson, Caldwell, and Wright, if the officer is terminated by Camco for any reason other than just cause, within six months prior to a change of control, or within one year after a change of control, Camco will pay (1) the officer an amount equal to two times the amount of his annual compensation and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of his termination or (ii) the date the officer is included in another employer’s benefit plans. “Annual compensation” is defined in the agreements as base salary. The officer will also be entitled to payments if he voluntarily terminates his employment within twelve months following a change of control under the general definition of good reason, which is defined in the agreements as (1) the capacity or circumstances in which the officer is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary; (2) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement. Payments shown in the table above are reduced to the maximum amount which may be paid under Section 280G without triggering excise tax (as applicable). As specified in the 2002 Salary Continuation Agreement, for Messrs. Rugg, Severson, Caldwell, and Wright, benefits are only payable to the extent they would not create excise tax under Section 280G. Under this provision, Messrs. Rugg and Wright would receive the full change in control benefit, as they are fully vested in this benefit. Mr. Caldwell would receive the full change in control benefit, as this benefit would not trigger excise tax under Section 280G. Mr. Severson would be eligible for a portion of the change in control benefit, as his payment is capped to avoid excise tax under Section 280G. Under the 1996 Salary Continuation Agreements for Messrs. Rugg and Wright, benefits are only payable to the extent that they would not create excise tax under Section 280G. Messrs. Rugg and Wright would receive the full change in control benefit, as they are fully vested in this benefit. Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable in the event of a change in control. The Named Executive Officers unvested stock options currently do not have any intrinsic value because the grant price is greater than the December 29, 2006 closing stock price.
Voluntary Termination — After Change of Control
     As specified in the 2002 Salary Continuation Agreements, the Named Executive Officers will receive payments based on 100% of their vested accrual balance starting the month following termination for 15 years. Annual projected benefits under this plan include the following: Mr. Baylor-$61,683, Mr. Rugg-$15,445, Mr. Severson-$33,292, Mr. Caldwell-$9,932, and Mr. Wright-$3,865. Under the 1996 Salary Continuation Agreements, Messrs. Rugg and Wright are eligible for a benefit upon a change of control while the executive is in the active service of the Bank. These two Named Executive Officers will receive a lump sum payment based on 100% of their vested accrual balance after the change of control. The lump sum payments under this plan include the following: Mr. Rugg-$44,365 and Mr. Wright-$18,742. Under both the 1996 and 2002 Salary Continuation Agreements, the benefit is only payable up to the amount that would not trigger excise tax under Section 280G.
Disability
     Under the 2002 Salary Continuation Agreements, the Named Executive Officers will receive payments based on 100% of their vested accrual balance starting the month following termination due to disability for 15 years. Annual projected benefits under this plan include the following: Mr. Baylor-$61,683, Mr. Rugg-$15,445, Mr. Severson-$33,292, Mr. Caldwell-$9,932, and Mr. Wright-$3,865. Under the 1996 Salary Continuation Agreements, Messrs. Rugg and Wright will receive payments based on 100% of their vested accrual balance starting the month following termination due to disability for 15 years. Annual projected benefits under this plan include the following: Mr. Rugg-$4,905 and Mr. Wright-$2,072. Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable. In the event of termination for reason of disability, after completing 15 years of service, each Named Executive Officer has the option to continue the split dollar life insurance policy.
Death
     Under the 2002 Salary Continuation Agreements, the Named Executive Officers’ beneficiaries will receive payments starting the month following death for 15 years. Annual projected benefits under this plan include the following: Mr. Baylor-$410,000, Mr. Rugg-$98,300, Mr. Severson-$197,400,

Mr. Caldwell-$140,900, and Mr. Wright-$50,800. Under the 1996 Salary Continuation Agreements, the beneficiaries for Messrs. Rugg and Wright will receive payments starting the month following death for 15 years. Annual projected benefits under this plan include the following: Mr. Rugg-$20,500 and Mr. Wright-$15,800. Stock options granted under the Camco Financial Corporation 2002 Equity Incentive Plan accelerate and become immediately exercisable. The beneficiaries will receive the death benefits from the split dollar life insurance policies.
Termination For Cause
     If Camco terminates any of the Named Executive Officers for cause, Camco shall have no obligations to the executive after the date of termination.
Compensation Committee Interlocks and Insider Participation
     During 2006, the Compensation Committee Members were Ms. Insley and Messrs. Feick and Mock. None of these members was a current or former executive officer or employee of Camco or one of its subsidiaries or had a reportable business relationship with Camco or one of its subsidiaries.
OWNERSHIP OF CAMCO SHARES
     As of the Voting Record Date, no persons were known by Camco to own beneficially more than 5% of the outstanding shares of Camco’s common stock.
     The following table sets forth certain information regarding the number of shares of common stock of Camco beneficially owned by each incumbent director and nominee of Camco and by all directors and executive officers of Camco as a group as of the Voting Record Date:

	Sole voting	Shared voting	Percentage of
	and	and/or	shares
Name and address (1)	investment power (2)	investment power	outstanding
Richard C. Baylor	26,529	82,826	1.45%
Robert C. Dix, Jr.	19,523	13,254	*
Terry A. Feick	0	15,636	*
Edward D. Goodyear	16,137	13,782	*
Susan J. Insley	3,182	8,740	*
Paul D. Leake	58,334 (3)	25,470	1.12%
Carson K. Miller	180	8,740	*
Douglas F. Mock	0	3,865	*
Samuel W. Speck	0	31,087	*
Jeffrey T. Tucker	15,245	9,790	*
J. Timothy Young	200	2,077	*
David S. Caldwell	11,386	25,619	*
D. Edward Rugg	104,804	35,546	1.88%
Mark A. Severson	10,524	16,159	*
Edward A. Wright	19,193	14,541	*

All directors and executive officers as a group (15 persons)

*	Less than 1% of the outstanding shares.

(1)	Each of the persons listed in this table may be contacted at the address of Camco, 6901 Glenn Highway, Cambridge, Ohio 43725.

(footnotes continued on next page)

(2)	Includes the following number of shares that may be acquired upon the exercise of options: Mr. Baylor – 58,797; Mr. Dix – 6,977; Mr. Feick –5,927; Ms. Insley –5,927, Mr. Leake – 5,927; Mr. Miller – 5,927; Mr. Mock – 927; Mr. Speck – 6,977; Mr. Tucker – 6,977; Mr. Rugg – 20,850; Mr. Severson – 16,159; Mr. D. Caldwell – 14,971; Mr. Wright – 10,602; Mr. Young — 927; and Mr. Goodyear — 185.

(3)	Includes 38,548 shares pledged as security for a loan with an unaffiliated lender.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires Camco’s executive officers and directors, and persons who own more than ten percent of Camco’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide Camco with a copy of such form. Based on Camco’s review of the copies of such forms it has received, Camco believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2006, except that each of (i) Messrs. Tucker, Miller, Speck, Dix, Rugg, Goodyear and Ms. Insley filed two late Form 4s reporting a total of two late transactions; (ii) Messrs. Severson and Larry Caldwell each filed one late Form 4 reporting one late transaction; (iii) Mr. Feick filed four late Form 4s reporting a total of four late transactions; (iv) Mr. Leake filed three late Form 4s reporting a total of four late transactions; and (v) Messrs. Mock and Young each filed three late Form 4s reporting a total of three late transactions.
RELATED PERSON TRANSACTIONS
     Some of the directors and executive officers of Camco have banking relationships with Advantage Bank. All loans made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Camco; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
     Camco does not have any related person transactions as defined in Regulation S-K Item 404. All loans to directors and executive officers are approved by a majority of the independent directors even though such loans are not made on favorable terms. Camco does not make any commercial loans to directors or other executive officers. The Code of Ethics provides that if any director or executive officer has an interest in a transaction involving Camco, it must be reported to the Audit Committee. The Audit Committee will determine if a conflict exists and the disinterested directors will approve or disapprove the transaction.
AUDIT COMMITTEE REPORT
     The Audit and Risk Management Committee of the Board of Directors of Camco is comprised of five directors, all of whom are considered “independent” under Rule 4200(a)(15) of Nasdaq’s listing standards. The Audit and Risk Management Committee is responsible for overseeing Camco’s accounting functions and controls, as well as selecting an accounting firm to audit Camco’s financial statements. The Audit and Risk Management Committee has adopted a charter.
     The Audit and Risk Management Committee received and reviewed the report of Plante Moran, PLLC (“Plante Moran”) regarding the results of their audit, as well as the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1. The Audit and Risk Management Committee determined that the provision by Plante Moran of the services included in the table below under “All Other Fees” is compatible with maintaining Plante Moran’s independence. The Audit Committee reviewed the audited financial statements with the management of Camco. A representative of Plante Moran also discussed with the Audit and Risk Management Committee the independence of Plante Moran from Camco, as well as the matters required to be discussed by Statement of Auditing Standards 61, as may be amended from time to time. Discussions between the Audit and Risk Management Committee and the representative of Plante Moran included the following:
•	Plante Moran’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Plante Moran’s retention

•	Whether Plante Moran encountered any difficulties in performing the audit

•	Plante Moran’s judgments about the quality of Camco’s accounting principles

•	Plante Moran’s responsibilities for information prepared by management that is included in documents containing audited financial statements
     Based on its review of the financial statements and its discussions with management and the representative of Plante Moran, the Audit and Risk Management Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit and Risk Management Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006.
Jeffrey T. Tucker, Chairman
Robert C. Dix, Jr.
Edward D. Goodyear
Carson K. Miller
J. Timothy Young
CHANGE IN AUDITORS
     On February 25, 2005, the Camco’s Audit Committee approved the engagement of Plante Moran as Camco’s principal independent registered public accounting firm.
     Prior to engaging Plante Moran, Camco did not consult with Plante Moran regarding either:
     1. The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Camco’s financial statements, and either a written report was provided to the Camco or oral advice was provided that Plante Moran concluded was an important factor considered by Camco in reaching a decision as to the accounting, auditing or financial reporting issue; or
     2. Any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SELECTION OF AUDITORS
     The Board of Directors has selected Plante Moran as the auditors for the 2007 fiscal year. Management expects that a representative from Plante Moran will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from stockholders.
AUDIT FEES
     The aggregate fees billed by Plante Moran to Camco for the years ended December 31, 2006 and 2005 are as follows:

	2006	2005
Audit Fees	$225,595	$215,823
Audit Related Fees	0	0
Tax Fees (1)	23,750	4,540
All Other Fees (2)	8,500	7,000

Total Fees	$257,845	$227,363

(1)	Permissible tax services include tax compliance, tax planning, and tax advice that do not impair the independence of the auditor and that are consistent with the SEC’s rules on auditor independence.

(2)	All other fees include the audit of Camco’s employee benefit plans.

PROPOSALS OF STOCKHOLDERS AND COMMUNICATION WITH THE BOARD
     Any proposals of stockholders intended to be included in Camco’s proxy statement for the 2008 Annual Meeting of Stockholders (other than nominations for directors, as explained herein at “ELECTION OF DIRECTORS”) should be sent to Camco by certified mail and must be received by Camco not later than November 17, 2007. In addition, if a stockholder intends to present a proposal at the 2008 Annual Meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by February 6, 2008, then the proxies designated by the Board of Directors of Camco for the 2008 Annual Meeting of Stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.
     Camco’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications are delivered directly to the Audit and Risk Management Committee of Camco Financial Corporation, at 6901 Glenn Highway, Cambridge, Ohio 43725.
     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.
     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED POSTAGE PAID ENVELOPE.

By Order of the Board of Directors

/s/ D. Edward Rugg

March 16, 2007	D. Edward Rugg, Secretary

REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAMCO FINANCIAL CORPORATION
CAMCO FINANCIAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS
          The undersigned stockholder of Camco Financial Corporation (“Camco”) hereby constitutes and appoints Robert C. Dix, Jr. and Douglas F. Mock, or either one of them, as the proxies of the undersigned with full power of substitution and resubstitution, to vote at the 2007 Annual Meeting of Stockholders of Camco to be held at Camco’s Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, on April 24, 2007, at 3:00 p.m. local time (the “Annual Meeting”), all of the shares of Camco common stock which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.	The election of four directors:

	☐	FOR all nominees listed below (except as marked to the contrary below):	☐	WITHHOLD authority to vote for all nominees listed below:
     Terry A. Feick
Edward D. Goodyear
     Susan J. Insley
J. Timothy Young
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournments thereof.
The Board of Directors recommends a vote “FOR” the nominees listed above.
          IMPORTANT: Please sign and date this Proxy on the reverse side.

UNLESS THIS PROXY IS REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED ABOVE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS A DIRECTOR IF A NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE ANNUAL MEETING.
At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
          All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2007 Annual Meeting of Stockholders of Camco and of the accompanying Proxy Statement is hereby acknowledged.
          Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.

Signature	Signature

Print or Type Name	Print or Type Name

Dated:	Dated:
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.